Exhibit 5.1

August 9, 2010

Omega Healthcare Investors, Inc.
200 International Circle
Suite 3500
Hunt Valley, Maryland 21030

Re: Registration Statement on Form S-4 filed by Omega Healthcare Investors, Inc.

Ladies and Gentlemen:

We have served as counsel to Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by the Company and by the subsidiary guarantors listed on Schedule I hereto (the “Subsidiary Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offer by the Company (the “Exchange Offer”) to exchange up to $200,000,000 in aggregate principal amount of the Company’s issued and outstanding 7½% Senior Notes due 2020 (the “Exchange Notes”) for aggregate principal amount of up to $200,000,000 of its issued and outstanding 7½% Senior Notes due 2020 (the “Initial Notes”), under the indenture dated as of February 9, 2010 (the “Indenture”), among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).  All capitalized terms which are defined in the Indenture shall have the same meanings when used herein, unless otherwise specified.

In connection herewith, we have examined:

(1)	the Registration Statement (including all exhibits thereto);

(2)	an executed copy of the Indenture, including the guarantees of the Initial Notes and the Exchange Notes (each, a “Guarantee”) provided for therein;

(3)	executed copies of the Initial Notes;

(4)	the form of the Exchange Notes;

(5)
the charter, certificate or articles of incorporation, formation or trust and bylaws, limited liability company agreement, limited partnership agreement or other organizational documents of the Subsidiary Guarantors identified as “Identified Guarantors” on Schedule I hereto (the “Identified Guarantors”) as in effect on the date hereof and as certified by the applicable Secretary, Assistant Secretary or other appropriate representative of such company (the “Organizational Documents”);

(6)	a certificate of legal existence and good standing for the Company and each of the Identified Guarantors as of a recent date; and

(7)
certificates of the respective Secretaries, Assistant Secretaries or other appropriate representatives of each of the Company and the Identified Guarantors, certifying as to resolutions relating to the transactions referred to herein and the incumbency of officers.

Omega Healthcare Investors, Inc.
 August 9, 2010

The documents referenced as items (1) through (4) above are collectively referred to as the “Transaction Documents.”

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such other corporate, limited liability company, limited partnership or trust records, agreements and instruments of the Company and the Identified Guarantors, certificates of public officials and officers or other appropriate representatives of the Company and the Identified Guarantors, and such other documents, records and instruments, and we have made such legal and factual inquiries, as we have deemed necessary or appropriate as a basis for us to render the opinions hereinafter expressed.  In our examination of the Transaction Documents and the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.  When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Company and the Identified Guarantors.

In connection herewith, we have assumed that, other than with respect to the Company and the Identified Guarantors, all of the documents referred to in this opinion have been duly authorized by, have been duly executed and delivered by, and constitute the valid, binding and enforceable obligations of, all of the parties thereto, all of the signatories to such documents have been duly authorized by all such parties and all such parties are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

We have assumed, with your permission, that each of the Subsidiary Guarantors other than the Identified Guarantors (the “Non-Identified Guarantors”) has been duly organized and is validly existing in good standing under the laws of its state of organization or formation, the execution and delivery by such Non-Identified Guarantor of the Transaction Documents to which it is a party and the performance by it of its obligations thereunder are within its organizational power and have been duly authorized by all necessary corporate, limited liability company, limited partnership or trust action on its part, each of the Transaction Documents to which it is a party has been duly executed and delivered by it and the execution and delivery by it of the Transaction Documents to which it is a party and the performance by it of its obligations thereunder do not result in any violation by it of the provisions of its organizational documents.

Omega Healthcare Investors, Inc.
 August 9, 2010

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that, when (i) the Registration Statement has become effective under the Act, (ii) the Indenture has become duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Notes (in the form examined by us) have been duly executed by the Company and authenticated and delivered by the Trustee and issued in exchange for the Initial Notes in accordance with the provisions of the Indenture upon consummation of the Exchange Offer, and otherwise in accordance with the terms of the Registration Statement and the exhibits thereto, (a) the Exchange Notes will constitute valid and binding obligations of the Company and (b) the Guarantee of each Identified Guarantor provided for in the Indenture will constitute a valid and binding obligation of such Identified Guarantor.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinion set forth herein is further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a)           Our opinions herein reflect only the application of applicable Delaware, Maryland and New York state law (excluding the securities and blue sky laws of such states, as to which we express no opinion) and the federal laws of the United States of America.  The opinion set forth herein is made as of the date hereof and is subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same.  The opinion expressed herein is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.  In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

(b)           We express no opinion herein as to the enforceability of the Exchange Notes or the Guarantees.

(c)           We express no opinion as to whether a subsidiary may guarantee or otherwise be liable for indebtedness incurred by its parent except to the extent that such subsidiary may be determined to have benefited from the incurrence of the indebtedness by its parent or whether such benefit may be measured other than by the extent to which the proceeds of the indebtedness incurred by its parent are, directly or indirectly, made available to such subsidiary for its corporate or other analogous purposes.

We do not render any opinions except as set forth above.  The opinion set forth herein is made as of the date hereof.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and in the related prospectus under the captions “Legal Matters.”  In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave LLP

Schedule I

Subsidiary Guarantors

(* indicates an Identified Guarantor)

Subsidiary	State or other jurisdiction of formation
Arizona Lessor - Infinia, Inc.*	Maryland
Baldwin Health Center, Inc.	Pennsylvania
Bayside Alabama Healthcare Second, Inc.	Alabama
Bayside Arizona Healthcare Associates, Inc.	Arizona
Bayside Arizona Healthcare Second, Inc.	Arizona
Bayside Colorado Healthcare Associates, Inc.	Colorado
Bayside Colorado Healthcare Second, Inc.	Colorado
Bayside Indiana Healthcare Associates, Inc.	Indiana
Bayside Street II, Inc.*	Delaware
Bayside Street, Inc.*	Maryland
Canton Health Care Land, Inc.	Ohio
Carnegie Gardens LLC*	Delaware
Center Healthcare Associates, Inc.	Texas
Cherry Street – Skilled Nursing, Inc.	Texas
Colonial Gardens, LLC	Ohio
Colorado Lessor - Conifer, Inc.*	Maryland
Copley Health Center, Inc.	Ohio
CSE Albany LLC*	Delaware
CSE Amarillo LLC*	Delaware
CSE Anchorage LLC*	Delaware
CSE Arden L.P.*	Delaware
CSE Augusta LLC*	Delaware
CSE Bedford LLC*	Delaware
CSE Blountville LLC*	Delaware
CSE Bolivar LLC*	Delaware
CSE Cambridge LLC*	Delaware
CSE Cambridge Realty LLC*	Delaware
CSE Camden LLC*	Delaware
CSE Canton LLC*	Delaware
CSE Casablanca Holdings II LLC*	Delaware
CSE Casablanca Holdings LLC*	Delaware
CSE Cedar Rapids LLC*	Delaware
CSE Centennial Village	Delaware
CSE Chelmsford LLC*	Delaware
CSE Chesterton LLC*	Delaware
CSE Claremont LLC*	Delaware
CSE Corpus North LLC*	Delaware
CSE Crane LLC*	Delaware
CSE Denver Iliff LLC*	Delaware
CSE Denver LLC*	Delaware
CSE Douglas LLC*	Delaware
CSE Dumas LLC*	Delaware
CSE Elkton LLC*	Delaware

Subsidiary	State or other jurisdiction of formation
CSE Elkton Realty LLC*	Delaware
CSE Fairhaven LLC*	Delaware
CSE Fort Wayne LLC*	Delaware
CSE Frankston LLC*	Delaware
CSE Georgetown LLC*	Delaware
CSE Green Bay LLC*	Delaware
CSE Hilliard LLC*	Delaware
CSE Huntingdon LLC*	Delaware
CSE Huntsville LLC*	Delaware
CSE Indianapolis-Continental LLC*	Delaware
CSE Indianapolis-Greenbriar LLC*	Delaware
CSE Jacinto City LLC*	Delaware
CSE Jefferson City LLC*	Delaware
CSE Jeffersonville-Hillcrest Center LLC*	Delaware
CSE Jeffersonville-Jennings House LLC*	Delaware
CSE Kerrville LLC*	Delaware
CSE King L.P.*	Delaware
CSE Kingsport LLC*	Delaware
CSE Knightdale L.P.*	Delaware
CSE Lake City LLC*	Delaware
CSE Lake Worth LLC*	Delaware
CSE Lakewood LLC*	Delaware
CSE Las Vegas LLC*	Delaware
CSE Lawrenceburg LLC*	Delaware
CSE Lenoir L.P. *	Delaware
CSE Lexington Park LLC*	Delaware
CSE Lexington Park Realty LLC*	Delaware
CSE Ligonier LLC*	Delaware
CSE Live Oak LLC*	Delaware
CSE Logansport LLC*	Delaware
CSE Lowell LLC*	Delaware
CSE Marianna Holdings LLC*	Delaware
CSE Memphis LLC*	Delaware
CSE Mobile LLC*	Delaware
CSE Moore LLC*	Delaware
CSE North Carolina Holdings I LLC*	Delaware
CSE North Carolina Holdings II LLC*	Delaware
CSE Omro LLC*	Delaware
CSE Orange Park LLC*	Delaware
CSE Orlando-Pinar Terrace Manor LLC*	Delaware
CSE Orlando-Terra Vista Rehab LLC*	Delaware
CSE Pennsylvania Holdings	Delaware
CSE Piggott LLC*	Delaware
CSE Pilot Point LLC*	Delaware
CSE Ponca City LLC*	Delaware
CSE Port St. Lucie LLC*	Delaware

Subsidiary	State or other jurisdiction of formation
CSE Richmond LLC*	Delaware
CSE Ripley LLC*	Delaware
CSE Ripon LLC*	Delaware
CSE Safford LLC*	Delaware
CSE Salina LLC*	Delaware
CSE Seminole LLC*	Delaware
CSE Shawnee LLC*	Delaware
CSE Spring Branch LLC*	Delaware
CSE Stillwater LLC*	Delaware
CSE Taylorsville LLC*	Delaware
CSE Texarkana LLC*	Delaware
CSE Texas City LLC*	Delaware
CSE The Village LLC*	Delaware
CSE Upland LLC*	Delaware
CSE Walnut Cove L.P.*	Delaware
CSE West Point LLC*	Delaware
CSE Whitehouse LLC*	Delaware
CSE Williamsport LLC*	Delaware
CSE Winter Haven LLC*	Delaware
CSE Woodfin L.P. *	Delaware
CSE Yorktown LLC*	Delaware
Dallas – Skilled Nursing, Inc.	Texas
Delta Investors I, LLC*	Maryland
Delta Investors II, LLC*	Maryland
Desert Lane LLC*	Delaware
Dixon Health Care Center, Inc.	Ohio
Florida Lessor – Crystal Springs, Inc. *	Maryland
Florida Lessor – Emerald, Inc. *	Maryland
Florida Lessor – Lakeland, Inc. *	Maryland
Florida Lessor – Meadowview, Inc. *	Maryland
Florida Real Estate Company, LLC	Florida
Georgia Lessor - Bonterra/Parkview, Inc. *	Maryland
Greenbough, LLC*	Delaware
Hanover House, Inc.	Ohio
Heritage Texarkana Healthcare Associates, Inc.	Texas
House of Hanover, Ltd	Ohio
Hutton I Land, Inc.	Ohio
Hutton II Land, Inc.	Ohio
Hutton III Land, Inc.	Ohio
Indiana Lessor – Jeffersonville, Inc. *	Maryland
Indiana Lessor – Wellington Manor, Inc. *	Maryland
Jefferson Clark, Inc. *	Maryland
LAD I Real Estate Company, LLC*	Delaware
Lake Park – Skilled Nursing, Inc.	Texas
Leatherman 90-1, Inc.	Ohio
Leatherman Partnership 89-1, Inc.	Ohio

Subsidiary	State or other jurisdiction of formation
Leatherman Partnership 89-2, Inc.	Ohio
Long Term Care – Michigan, Inc.	Michigan
Long Term Care – North Carolina, Inc.	North Carolina
Long Term Care Associates – Illinois, Inc.	Illinois
Long Term Care Associates – Indiana, Inc.	Indiana
Long Term Care Associates – Texas, Inc.	Texas
Meridian Arms Land, Inc.	Ohio
North Las Vegas LLC*	Delaware
NRS Ventures, L.L.C. *	Delaware
OHI (Connecticut), Inc.	Connecticut
OHI (Florida), Inc.	Florida
OHI (Illinois), Inc.	Illinois
OHI (Indiana), Inc.	Indiana
OHI (Iowa), Inc.	Iowa
OHI (Kansas), Inc.	Kansas
OHI Asset (CA), LLC*	Delaware
OHI Asset (CO), LLC*	Delaware
OHI Asset (CT) Lender, LLC*	Delaware
OHI Asset (FL), LLC*	Delaware
OHI Asset (ID), LLC*	Delaware
OHI Asset (IL), LLC*	Delaware
OHI Asset (IN), LLC*	Delaware
OHI Asset (LA), LLC*	Delaware
OHI Asset (MI/NC), LLC*	Delaware
OHI Asset (MO), LLC*	Delaware
OHI Asset (OH) Lender, LLC*	Delaware
OHI Asset (OH) New Philadelphia, LLC*	Delaware
OHI Asset (OH), LLC*	Delaware
OHI Asset (PA) Trust*	Maryland
OHI Asset (PA), LLC*	Delaware
OHI Asset (SMS) Lender, Inc. *	Maryland
OHI Asset (TX), LLC*	Delaware
OHI Asset CSB LLC*	Delaware
OHI Asset CSE – E, LLC*	Delaware
OHI Asset CSE – U, LLC*	Delaware
OHI Asset Essex (OH), LLC*	Delaware
OHI Asset II (CA), LLC*	Delaware
OHI Asset II (FL), LLC*	Delaware
OHI Asset II (PA) Trust*	Maryland
OHI Asset III (PA) Trust*	Maryland
OHI Asset IV (PA) Silver Lake Trust*	Maryland
OHI Asset, LLC*	Delaware
OHI of Texas, Inc. *	Maryland
OHI Sunshine, Inc.	Florida
OHI Tennessee, Inc. *	Maryland
OHIMA, Inc.	Massachusetts

Subsidiary	State or other jurisdiction of formation
Omega (Kansas), Inc.	Kansas
Omega TRS I, Inc. *	Maryland
Orange Village Care Center, Inc.	Ohio
OS Leasing Company	Kentucky
Panama City Nursing Center LLC*	Delaware
Parkview – Skilled Nursing, Inc.	Texas
Pavillion North Partners, Inc.	Pennsylvania
Pavillion North, LLP	Pennsylvania
Pavillion Nursing Center North, Inc.	Pennsylvania
Pine Texarkana Healthcare Associates, Inc.	Texas
Reunion Texarkana Healthcare Associates, Inc.	Texas
San Augustine Healthcare Associates, Inc.	Texas
Skilled Nursing – Gaston, Inc.	Indiana
Skilled Nursing – Herrin, Inc.	Illinois
Skilled Nursing – Hicksville, Inc.	Ohio
Skilled Nursing – Paris, Inc.	Illinois
Skyler Maitland LLC*	Delaware
South Athens Healthcare Associates, Inc.	Texas
St. Mary’s Properties, Inc.	Ohio
Sterling Acquisition Corp.	Kentucky
Sterling Acquisition Corp. II	Kentucky
Suwanee, LLC*	Delaware
Texas Lessor – Stonegate GP, Inc. *	Maryland
Texas Lessor – Stonegate, Limited, Inc. *	Maryland
Texas Lessor – Stonegate, LP*	Maryland
Texas Lessor – Treemont, Inc. *	Maryland
The Suburban Pavilion, Inc.	Ohio
Washington Lessor – Silverdale, Inc. *	Maryland
Waxahachie Healthcare Associates, Inc.	Texas
West Athens Healthcare Associates, Inc.	Texas
Wilcare, LLC	Ohio